EXHIBIT 99.1

April 24, 2019

INmune Bio Inc.

1224 Prospect Street, suite 150

La Jolla, California 92037

Attention: David Moss

Ladies and Gentlemen:

Reference is made to the Consulting Agreement dated as of May 16, 2018 (the “Consulting Agreement”) in connection with retaining Consultant’s services as a non-exclusive independent consultant for its Initial Public Officering.

As you know, pursuant to the terms of Section 3, Compensation, of the Consulting Agreement, the Company agreed to issue the Consultant 600,000 restricted shares of its common stock in accordance with the terms of Section 3 of the Consulting Agreement. We are hereby waving the issuance of the last 200,000 restricted shares of the Company’s common stock such that the total issuance of shares of common stock to us pursuant to the Consulting Agreement will be 400,000 shares instead of 600,000 shares of common stock.

Very truly yours,

PACIFIC SEABOARD INVESTMENTS LTD.

By:	/s/ Saleem Mohamed
Name:	Saleem Mohamed
Title:	Chief Executive Officer